UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 April 15, 2005

                         BARRETT BUSINESS SERVICES, INC.
               (Exact name of registrant as specified in charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)

                                     0-21886
                                (SEC File Number)

                                   52-0812977
                        (IRS Employer Identification No.)

         4724 S.W. Macadam Avenue
         Portland, Oregon                                    97239
         (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 220-0988

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 18, 2005, Barrett Business Services, Inc. (the "Company"), announced a three-for-two split of its common stock, to be effected in the form of a 50 percent stock dividend. The stock dividend, which was declared on April 15, 2005, will be paid on May 19, 2005, to stockholders of record at the close of business on April 29, 2005. Each stockholder will receive one additional share for every two shares owned. Cash will be paid in lieu of fractional shares, based on the closing price of the Company's common stock on the record date, adjusted for the stock split. Following the stock split, the Company will have approximately 8.7 million shares of common stock outstanding. The par value of the common stock will remain $.01 per share. The common stock will trade "ex-dividend" beginning on May 20, 2005.

Pursuant to Rule 416 of the Securities Act of 1933, as amended, effective on the record date for the stock split, April 29, 2005, all effective registration statements relating to the Company's common stock will be deemed to cover the additional shares resulting from the stock split, including Registration Statements on Form S-8, Nos. 333-105833 and 33-33487.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BARRETT BUSINESS SERVICES, INC.



Dated:  April 18, 2005              By: /s/ Michael D. Mulholland
                                        --------------------------------------
                                        Michael D. Mulholland
                                        Vice President - Finance